UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2008

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.

Results of Operations and Financial Condition.

On November 14, 2008, the Registrant announced financial results for the third quarter ended September 30, 2008.  A copy of the press release is attached hereto as an exhibit.

Item 7.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  November 14, 2008

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES FINANCIAL RESULTS FOR Q3 2008

Ojai, CALIFORNIA – November 13, 2008 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today the results of operations for the third quarter ended September 30, 2008.

FINANCIAL SUMMARY

On April 15, 2008 the Company announced that it had been notified by eBay that it intends to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision along with the continued weakness in the U.S. economy has negatively impacted the Company’s liquidation and live auction broadcast services operations.  The downturn in the U.S. economy has affected the capital available for purchasing goods that are not necessities.  The impact of this is evident in the Company’s liquidation operations, where revenues were approximately 58% lower during the nine months ended September 2008 compared to the same period in the previous year.  Although the Company has implemented strong cost control measures to reduce recurring operating expenditures related to these business units, if the U.S. economy does not experience a significant recovery during the 2008 and 2009 fiscal year, the Company expects that its operations will continue to be adversely affected.  As a result, the Company is currently exploring all avenues to mitigate any further losses in this sector including the divestiture and possible liquidation or winding-down of these operations by the end of 2008.

The Company is also actively exploring the possibility of merging with another entity.  Although the Company has spoken to several potential merger candidates about possible transactions, it has not reached any agreements with any of them.

For the three months ended September 30, 2008, the Company had revenues of $604,486 compared to revenues of $1,321,108 during the same period in 2007, a decrease of $716,622 or approximately 54%.  During the nine months ended September 30, 2008, the Company had revenues of $2,252,233 compared to revenues of $4,169,992 during the same period in 2007, a decrease of $1,917,759 or approximately 46%.

The Company realized a net loss of $1,183,978or $(0.02) per share for the three months ended September 30, 2008 as compared to a net loss of $16,949 or $(0.00) per share for the three months ended September 30, 2007.  The loss for the period is attributed primarily to the following:

-

loss of $476,863 from operations

-

a write-down of $321,612 related to restructuring of our live auction platform,  software, non-compete and marketing agreements

-

a write-down of inventory in the amount of $359,187

-

depreciation in the amount of $26,316

For the nine months ended September 30, 2008, the Company recorded a net loss of $1,835,180, or $(0.031) per share, as compared to net income of $192,622 or $0.003 per share, for the nine months ended September 30, 2007.

FINANCIAL RESULTS FOR Q3 – 3 MONTHS ENDED SEPTEMBER 30, 2008

Revenue.  The decrease in revenues during the three months ended September 30, 2008 is primarily the result of a 62% decrease in revenues from the Company’s liquidation services.  Revenues from the Company’s liquidation services totalled $386,623 or approximately 64% of total revenue, compared to revenues of $1,030,252 or approximately 78% of total revenue during the same period in 2007.  The decrease in revenue from the Company’s liquidation service is due to a decrease in demand for liquidation inventory from top U.S. retailers resulting from the general downturn in the U.S. economy, which has affected the capital available for purchasing goods that are not necessities.

Aside from the impact of the decline in the U.S. economy, revenues earned in the future from the Company’s liquidation services may also fluctuate widely based upon seasonality, the inventory available, the timing of orders, and the Company’s ability to verify and ship orders on a timely basis.  The Company anticipates that revenues from its liquidation sector will continue to represent the majority of the Company’s overall revenues until the completion of the real estate development projects.

Revenues from the Company’s subsidiaries iCollector and NAALive auction operations decreased by approximately 44% to $124,542 during the three months ended September 30, 2008, compared to $221,850 for the same period in 2007.  The number of auction sessions facilitated during the three months ended September 30, 2008 decreased by approximately 41% to 198 compared to 334 auction sessions for the same period in 2007.  The number of auction sessions may vary from quarter to quarter based on the Company’s clients’ product schedules.  The number of auctions facilitated may not reflect the total revenue realized by the Company’s live auctions business. In general, approximately 80% of revenue is derived from approximately 13% of live auction clients.  Overall, the Company expects auction sessions to decrease in 2009 as eBay winds down the operations of its eBay Live Auctions platform effective December 31, 2008.

Revenues from the Company’s proprietary point-of-sale (POS) sales processing and reporting system totaled $54,221 during the three months ended September 30, 2008, compared to $37,890 during the same period in 2007.  Approximately 25% of the Company’s revenues from POS system sales result from software maintenance and support contracts.  Future revenues from POS system sales are expected to fluctuate widely based upon seasonality and the timing of contract renewals.

During the three months ended September 30, 2008, the Company had investment income of $81,550 compared to $86,017 for the same period in 2007.  The decrease in investment income is a result of a shift in investment strategy towards real estate property development and away from marketable securities.  The investment in property development is longer term in nature and, as a result, returns will be realized on completion of projects.

The Company’s development project in Surrey, British Columbia is expected to be completed on or about September 30, 2009 and is expected to generate revenue before expenses in excess of $25 million CAD if the Company is successful in completing the project on schedule and within our budget.

Cost of Revenue.  Cost of revenue was $845,723 for the three months ended September 30, 2008, compared to $731,897 during the same period in 2007.  Cost of revenue for the three months ended September 30, 2008 increased due to the write-down of inventory in the amount of $359,187.

Gross Profit.  Gross profit was ($241,237) for the three months ended September 30, 2008, compared to gross profit of $589,211 for the three months ended September 30, 2007. The decrease in gross profit is also a direct result of the write-down of inventory in the amount of $359,187.

Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of the Company’s various divisions.

Operating Expenses.   Operating expenses during the three month period ended September 30, 2008 were substantially unchanged from the corresponding three month period in 2007.  Operating expenses were $655,955 compared to $632,014 during the three month period ended September 30, 2007.  the Company’s has implemented a number of cost cutting measures that are expected to decrease operating expenses further for the remainder of the year and in 2009.  Decreases in operating expenses in the current quarter were partly offset by an increase in accounting and legal expenses and interest expense during the period related to the Company’s restructuring efforts.

Based on eBay’s intention to wind down the operations of its eBay Live Auctions platform effective December 31, 2008 and the continued weakness in the U.S. economy, the Company will continue to restructure its operations or acquire or merge with another business.  However, in the absence of any immediate and definitive transaction, the Company intends to continue focusing on its investment and property development business, which management believes to be in the best interests of the Company and its shareholders.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ableauctions.com

Vid Wadhwani

Tel: 604-521-3369

Email: investorrelations@ableauctions.com

Website: www.ableauctions.com

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position, the Company's business strategy and the Company’s real estate development project.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Factors that could cause our real estate development results to differ materials from anticipated results include delay experienced during any phase of the project development (such as in obtaining permits) or unforeseen problems (such as labor disputes, increasing materials costs, or an inability to obtain adequate financing).  Even if we are able to build the project, the market for the units we build could decline.  We cannot guarantee you that our building projects will be successful or that we will be able to recover the money we put into them.  If our building projects are unsuccessful, our business and our cash flow will be materially adversely affected.  Price changes may occur in the market as a whole, or they may occur in only a particular company, industry, or sector of the market.  Real estate values and mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes.  Since the majority of our investments are held in Canadian funds, currency fluctuations may affect the value of our portfolio significantly.  There can be no assurance that the securities and other assets in which we have invested will increase, or even maintain, their value.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	SEPTEMBER 30	DECEMBER 31
	2008	2007
ASSETS
Current
Cash and cash equivalents	$963,687	$1,594,657
Accounts receivable – trade, net of allowance	543,805	888,199
Employee receivable	354,512	298,464
Mortgages and loans receivable	2,626,386	1,009,846
Inventory	583,367	817,448
Prepaid expenses	49,596	37,055
	5,121,353	4,645,669

Other receivable	-	215,067
Deposits	365,840	388,212
Intangible Assets	-	355,759
Property and Equipment	2,775,212	3,183,055
Property Held for Development	7,104,697	4,124,221
Investment in Joint Venture	1,392,964	1,507,403

	$16,760,066	$14,419,386
LIABILITIES
Current
Accounts payable and accrued liabilities	$167,941	$398,629
Deferred revenue	-	8,450
Due to Director	913,347	-
Bank loan	4,850,618	-
	5,931,906	407,079
SHAREHOLDERS’ EQUITY

Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
58,876,378 common shares at September 30, 2008
65,348,009 common shares at December 31, 2007	58,876	65,348
Additional paid-in capital	36,814,166	37,881,636

Deficit	(27,216,035)	(25,380,855)
Accumulated Other Comprehensive Income	1,171,153	2,115,740
Treasury stock, at cost	-	(669,562)
	10,828,160	14,012,307
Contingent Liabilities
	$16,760,066	$14,419,386

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	3 MONTHS ENDED SEPTEMBER 30		9 MONTHS ENDED SEPTEMBER 30
	2008	2007	2008	2007

Revenues
Sales	$604,486	$1,321,108	$2,252,233	$4,169,992

Cost Of Revenues	845,723	731,897	1,846,805	2,235,725
Gross Profit (Loss)	(241,237)	589,211	405,428	1,934,267

Investment Income	81,550	86,017	155,253	325,981
	(159,687)	675,228	560,681	2,260,248

Expenses
Operating expenses	655,955	632,014	1,869,516	1,943,882
Depreciation and amortization	26,316	61,589	115,375	132,880
	682,271	693,603	1,984,891	2,076,762
Income (Loss) Before Other Items	(841,958)	(18,375)	(1,424,210)	183,486

Other Items
Foreign exchange loss	(11,383)	(349)	(7,735)	(349)
Impairment of asset	(321,612)	-	(321,612)	-
Share of net income (loss) of joint venture	(9,025)	1,775	(16,588)	9,485
Settlement of legal claim	-	-	(65,035)	-
	(342,020)	1,426	(410,970)	9,136

Income (Loss) For The Period	$(1,183,978)	$(16,949)	$(1,835,180)	$192,622

Basic (loss) Earnings per Share	$(0.020)	$0.000	$(0.031)	$0.003
Diluted (loss) Earnings per Share	$(0.020)	$0.000	$(0.031)	$0.003

Weighted Average Number Of Shares Outstanding:
Basic	58,876,378	65,348,009	59,711,551	64,238,335
Diluted	58,876,378	65,348,009	59,711,551	64,238,335

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Unaudited)

	3 MONTHS ENDED SEPTEMBER 30		9 MONTHS ENDED SEPTEMBER 30
	2008	2007	2008	2007
Loss for the Period	$(1,183,978)	$(16,949)	$(1,835,180)	$192,622

Other Comprehensive Income (loss), net of tax
Foreign currency translation adjustments	(613,602)	823,642	(944,587)	1,853,731

Consolidated Comprehensive Income (loss)	$(1,797,580)	$806,693	$(2,779,767)	$2,046,353

Basic and Diluted Comprehensive Income (loss) per Share	$(0.031)	$0.012	$(0.047)	$0.032

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	9 MONTHS ENDED SEPTEMBER 30
	2008	2007

Cash Flows From Operating Activities
Income (loss) for the period from continuing operations	$(1,835,180)	$192,622
Non-cash items included in net Income (loss):
Depreciation and amortization	115,375	132,880
Stock based compensation	20,625	29,224
Impairment of asset	321,612
Joint Venture (Income) loss	16,588	(9,485)
	(1,360,980)	345,241
Changes in operating working capital items:
Decrease (Increase) in accounts receivable	319,050	(55,546)
Decrease (Increase) in inventory	231,326	(28,827)
Decrease (Increase) in prepaid expenses	(15,671)	(69,683)
(Increase) Decrease in employee receivable	(56,048)
Increase (Decrease) in accounts payable and accrued liabilities	(227,315)	(52,154)
Increase (Decrease) in deferred revenue	(8,450)	10,939
Net cash from (used in) operating activities	(1,118,088)	149,970
Cash Flows From Investing Activities
Purchase of property and equipment, net	(27,654)	(10,907)
Purchase of property held for development	(3,423,850)	(1,945,093)
Loan advances	(2,200,644)	(1,314,073)
Loan repayment	390,960	3,582,607
Other receivables	215,067	(68,646)
Deposits	(4,000)	(462,386)
Note receivable	-	1,931
Net cash from (used in) Investing Activities	(5,050,121)	(216,567)

Cash Flows From Financing Activities
Proceed from Bank Loan	5,062,300	25,000
Repayment of Bank Loan	-	(548,694)
Advances from Director	935,209	-
Proceeds from capital stock issuance, net of share issuance costs	(50,701)	528,235
Purchase of treasury stock	(374,304)	(237,252)
Net cash from (used in) financing activities	5,572,504	(232,711)

Change In Cash And Cash Equivalents For The Period	(595,705)	(299,308)
Cash And Cash Equivalents, Beginning Of Period	1,594,657	1,004,558
Effect Of Exchange Rates On Cash	(35,265)	114,366

Cash And Cash Equivalents, End Of Period	$963,687	$819,616